Forum Energy Technologies Announces
Second Quarter 2022 Results
•Revenue of $172 million, an 11% sequential increase
•Orders of $203 million and book-to-bill ratio of 1.18
•Net income of $9 million and diluted EPS of $1.15
•Adjusted EBITDA of $15.5 million, a sequential increase of $7 million, or 74%
HOUSTON, TEXAS, August 4, 2022 - Forum Energy Technologies, Inc. (NYSE: FET) today announced second quarter 2022 revenue of $172 million, an increase of $17 million from the first quarter 2022. Net income for the quarter was $9 million, or $1.15 per diluted share, compared to a net loss of $9 million, or $1.62 per diluted share, for the first quarter 2022. Excluding special items, adjusted net loss was $0.73 per diluted share in the second quarter 2022 compared to an adjusted net loss of $2.00 per diluted share in the first quarter 2022. Adjusted EBITDA was $15.5 million in the second quarter 2022, an increase of approximately $7 million from the first quarter 2022.
Special items in the second quarter 2022, on a pre-tax basis, included $13 million of foreign exchange gains and $2 million of recoveries on previously impaired inventory partially offset by $1 million of restructuring, transaction and other costs. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
Neal Lux, President and Chief Executive Officer, remarked, “Incremental oil and natural gas supply is needed to meet the world's current and growing energy demands. To address this challenge, our customers need to invest in Forum's highly engineered products and solutions to replace equipment that is obsolete or degraded through elevated service intensity and high utilization. This was evident in the second quarter as demand drove revenue and adjusted EBITDA up quarter-over-quarter by 11% and 74%, respectively, each exceeding the high-end of our guidance. Our strong operating leverage and efficient utilization of existing capacity was demonstrated by revenue and adjusted EBITDA growing by 25% and 138%, respectively, year-over-year.
“We forecast third quarter revenue to be between $170 and $180 million, and adjusted EBITDA of $16 to $19 million. On a full year basis, our financial outlook has improved, and we now expect adjusted EBITDA to be near the top end of our previous guidance range of $50 to $60 million.
“Our employees remain committed to serving our customers, operating safely, and delivering strong operating results. I am very pleased with their performance.”

Segment Results
Drilling & Downhole segment revenue was $77 million, an increase of 7% from the first quarter 2022, led by higher demand for drilling capital equipment in connection with increasing activity levels. Orders were $74 million, a 5% sequential increase which included significant order growth in our drilling product line. Segment adjusted EBITDA was $12 million, a $3 million sequential increase resulting from operating leverage on the higher revenue levels. The Drilling & Downhole segment designs and manufactures capital equipment and consumable products for global well construction, artificial lift and subsea markets.
Completions segment revenue was $66 million, a 26% sequential increase led by higher sales of our stimulation and coiled tubing products. Orders were $65 million, a sequential increase of $11 million, or 20%. Segment adjusted EBITDA was $9 million, a 78% sequential increase from the higher revenue levels and favorable product sales mix. The Completions segment designs and manufactures products for the coiled tubing, wireline and stimulation markets.
Production segment revenue was $30 million, a decrease of $2 million, or 5% from the first quarter 2022. Delayed inbound shipments of valves from Asia as a result of COVID lockdowns negatively impacted revenues. Second quarter bookings were $64 million, a 58% sequential increase, due to annual orders received for well-site production equipment. Segment adjusted EBITDA was $1 million, an improvement of $1 million from the first quarter 2022. The Production segment designs and manufactures land well site production equipment, desalination process equipment, and a wide range of valves for upstream, midstream and process industry customers.
FET (Forum Energy Technologies) is a global company, serving the oil, natural gas, industrial and renewable energy industries. FET provides value added solutions that increase the safety and efficiency of energy exploration and production. We are an environmentally and socially responsible company headquartered in Houston, TX with manufacturing, distribution, and service facilities strategically located throughout the world. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, impacts associated with COVID-19, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Lyle Williams
Executive Vice President and Chief Financial Officer
713.351.7920
lyle.williams@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	June 30,		March 31,
(in millions, except per share information)	2022	2021	2022
Revenue	$172.2	$137.4	$155.2
Cost of sales	123.6	105.2	116.6
Gross profit	48.6	32.2	38.6
Operating expenses
Selling, general and administrative expenses	43.5	42.2	44.3
Gain on disposal of assets and other	(0.9)	(0.4)	—
Total operating expenses	42.6	41.8	44.3
Operating income (loss)	6.0	(9.6)	(5.7)
Other expense (income)
Interest expense	7.8	7.8	7.6
Loss on extinguishment of debt	—	4.2	—
Foreign exchange gains and other, net	(12.8)	(1.0)	(6.0)
Total other (income) expense, net	(5.0)	11.0	1.6
Income (loss) before income taxes	11.0	(20.6)	(7.3)
Income tax expense	1.7	1.2	1.9
Net income (loss) (1)	$9.3	$(21.8)	$(9.2)

Weighted average shares outstanding
Basic	5.7	5.6	5.7
Diluted	10.5	5.6	5.7

Earnings (loss) per share
Basic	$1.61	$(3.87)	$(1.62)
Diluted	$1.15	$(3.87)	$(1.62)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Six months ended
	June 30,
(in millions, except per share information)	2022	2021
Revenue	$327.4	$251.9
Cost of sales	240.2	193.5
Gross profit	87.2	58.4
Operating expenses
Selling, general and administrative expenses	87.8	83.7
Gain on disposal of assets and other	(0.9)	(1.3)
Total operating expenses	86.9	82.4
Operating income (loss)	0.3	(24.0)
Other expense (income)
Interest expense	15.5	16.9
Foreign exchange losses (gains) and other, net	(18.8)	2.6
Loss on extinguishment of debt	—	5.1
Total other (income) expense, net	(3.3)	24.6
Income (loss) before income taxes	3.6	(48.6)
Income tax expense	3.5	2.9
Net income (loss) (1)	$0.1	$(51.5)

Weighted average shares outstanding
Basic	5.7	5.6
Diluted	5.9	5.6

Earnings (loss) per share
Basic	$0.01	$(9.15)
Diluted	$0.01	$(9.15)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	June 30,	December 31,
(in millions of dollars)	2022	2021
Assets
Current assets
Cash and cash equivalents	$26.9	$46.9
Accounts receivable—trade, net	147.1	123.9
Inventories, net	271.2	241.7
Other current assets	40.0	34.2
Total current assets	485.2	446.7
Property and equipment, net of accumulated depreciation	88.7	94.0
Operating lease assets	22.2	25.4
Intangible assets, net	203.8	217.4
Other long-term assets	7.6	7.8
Total assets	$807.5	$791.3
Liabilities and equity
Current liabilities
Current portion of long-term debt	$0.7	$0.9
Other current liabilities	183.6	174.8
Total current liabilities	184.3	175.7
Long-term debt, net of current portion	268.8	232.4
Other long-term liabilities	45.9	54.1
Total liabilities	499.0	462.2
Total equity	308.5	329.1
Total liabilities and equity	$807.5	$791.3

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Six Months Ended June 30,
(in millions of dollars)	2022	2021
Cash flows from operating activities
Net income (loss)	$0.1	$(51.5)
Depreciation and amortization	19.1	22.0
Loss on extinguishment of debt	—	5.1
Other noncash items and changes in working capital	(69.8)	26.8
Net cash provided by (used in) operating activities	(50.6)	2.4

Cash flows from investing activities
Capital expenditures for property and equipment	(3.5)	(0.7)
Proceeds from sale of business, property and equipment	2.6	2.1
Payments related to business acquisitions and dispositions	(0.5)	(1.3)
Net cash provided by (used in) investing activities	(1.4)	0.1

Cash flows from financing activities
Borrowings of debt	274.5	—
Repayments of debt	(241.5)	(70.6)
Repurchases of stock	(0.4)	(0.2)
Net cash provided by (used in) financing activities	32.6	(70.8)

Effect of exchange rate changes on cash	(0.6)	—
Net decrease in cash, cash equivalents and restricted cash	$(20.0)	$(68.3)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2022	June 30, 2021	March 31, 2022
Revenue
Drilling & Downhole	$76.5	$61.6	$71.3	$76.5	$61.6	$71.3
Completions	66.1	46.5	52.5	66.1	46.5	52.5
Production	29.9	29.3	31.5	29.9	29.3	31.5
Eliminations	(0.3)	—	(0.1)	(0.3)	—	(0.1)
Total revenue	$172.2	$137.4	$155.2	$172.2	$137.4	$155.2

Operating income (loss)
Drilling & Downhole	$8.5	$2.7	$6.0	$8.9	$3.3	$5.6
Operating Margin %	11.1%	4.4%	8.4%	11.6%	5.4%	7.9%
Completions	3.6	(0.4)	(0.7)	3.1	0.5	(0.7)
Operating Margin %	5.4%	(0.9)%	(1.3)%	4.7%	1.1%	(1.3)%
Production	(0.2)	(4.0)	(1.8)	(0.2)	(3.1)	(1.5)
Operating Margin %	(0.7)%	(13.7)%	(5.7)%	(0.7)%	(10.6)%	(4.8)%
Corporate	(6.8)	(8.3)	(9.2)	(6.6)	(6.5)	(5.5)
Total segment operating income (loss)	5.1	(10.0)	(5.7)	5.2	(5.8)	(2.1)
Other items not in segment operating income (loss) (1)	0.9	0.4	—	0.1	(0.1)	0.1
Total operating income (loss)	$6.0	$(9.6)	$(5.7)	$5.3	$(5.9)	$(2.0)
Operating Margin %	3.5%	(7.0)%	(3.7)%	3.1%	(4.3)%	(1.3)%

EBITDA (2)
Drilling & Downhole	$23.7	$7.3	$15.5	$12.1	$7.1	$9.1
EBITDA Margin %	31.0%	11.9%	21.7%	15.8%	11.5%	12.8%
Completions	9.4	5.4	4.7	8.7	6.3	4.9
EBITDA Margin %	14.2%	11.6%	9.0%	13.2%	13.5%	9.3%
Production	1.5	(2.6)	(1.0)	0.6	(1.8)	(0.6)
EBITDA Margin %	5.0%	(8.9)%	(3.2)%	2.0%	(6.1)%	(1.9)%
Corporate	(6.3)	(12.4)	(9.3)	(5.9)	(5.1)	(4.5)
Total EBITDA	$28.3	$(2.3)	$9.9	$15.5	$6.5	$8.9
EBITDA Margin %	16.4%	(1.7)%	6.4%	9.0%	4.7%	5.7%

(1) Includes gain/(loss) on disposal of assets and other.
(2) The company believes that the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Six months ended		Six months ended
(in millions of dollars)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenue
Drilling & Downhole	$147.8	$110.2	$147.8	$110.2
Completions	118.6	84.4	118.6	84.4
Production	61.4	57.4	61.4	57.4
Eliminations	(0.4)	(0.1)	(0.4)	(0.1)
Total revenue	$327.4	$251.9	$327.4	$251.9

Operating income (loss)
Drilling & Downhole	$14.5	$(1.8)	$14.5	$2.0
Operating Margin %	9.8%	(1.6)%	9.8%	1.8%
Completions	2.9	(0.3)	2.4	(0.9)
Operating Margin %	2.4%	(0.4)%	2.0%	(1.1)%
Production	(1.9)	(7.9)	(1.7)	(6.1)
Operating Margin %	(3.1)%	(13.8)%	(2.8)%	(10.6)%
Corporate	(16.1)	(15.3)	(12.1)	(12.2)
Total segment operating income (loss)	(0.6)	(25.3)	3.1	(17.2)
Other items not in segment operating income (loss) (1)	0.9	1.3	0.2	0.1
Total operating income (loss)	$0.3	$(24.0)	$3.3	$(17.1)
Operating Margin %	0.1%	(9.5)%	1.0%	(6.8)%

EBITDA (2)
Drilling & Downhole	$39.2	$3.7	$21.2	$10.1
EBITDA Margin %	26.5%	3.4%	14.3%	(3.6)%
Completions	14.1	12.0	13.6	10.9
EBITDA Margin %	11.9%	14.2%	11.5%	12.9%
Production	0.5	(4.8)	—	(3.2)
EBITDA Margin %	0.8%	(8.4)%	—%	(5.6)%
Corporate	(15.6)	(20.6)	(10.4)	(9.2)
Total EBITDA	$38.2	$(9.7)	$24.4	$8.6
EBITDA Margin %	11.7%	(3.9)%	7.5%	3.4%

(1) Includes gain/(loss) on disposal of assets, and other.
(2) The company believes that the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	June 30, 2022	June 30, 2021	March 31, 2022
Orders
Drilling & Downhole	$74.4	$80.5	$70.9
Completions	64.7	47.4	53.7
Production	63.8	30.9	40.4
Total orders	$202.9	$158.8	$165.0

Revenue
Drilling & Downhole	$76.5	$61.6	$71.3
Completions	66.1	46.5	52.5
Production	29.9	29.3	31.5
Eliminations	(0.3)	—	(0.1)
Total revenue	$172.2	$137.4	$155.2

Book to bill ratio (1)
Drilling & Downhole	0.97	1.31	0.99
Completions	0.98	1.02	1.02
Production	2.13	1.05	1.28
Total book to bill ratio	1.18	1.16	1.06

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the company operates, is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	June 30, 2022			June 30, 2021			March 31, 2022
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating loss	EBITDA (1)	Net loss	Operating loss	EBITDA (1)	Net loss
As reported	$6.0	$28.3	$9.3	$(9.6)	$(2.3)	$(21.8)	$(5.7)	$9.9	$(9.2)
% of revenue	3.5%	16.4%		(7.0)%	(1.7)%		(3.7)%	6.4%
Restructuring, transaction and other costs	1.4	1.4	1.4	2.6	2.6	2.6	3.7	3.7	3.7
Inventory and other working capital adjustments	(2.1)	(2.1)	(2.1)	1.1	1.1	1.1	—	—	—
Loss on extinguishment of debt	—	—	—	—	4.2	4.2	—	—	—
Gain on foreign exchange, net (2)	—	(12.8)	(12.8)	—	(1.0)	(1.0)	—	(5.8)	(5.8)
Stock-based compensation expense	—	0.7	—	—	1.9	—	—	1.1	—
As adjusted (1)	$5.3	$15.5	$(4.2)	$(5.9)	$6.5	$(14.9)	$(2.0)	$8.9	$(11.3)
% of revenue	3.1%	9.0%		(4.3)%	4.7%		(1.3)%	5.7%

Diluted shares outstanding as reported			10.5			5.6			5.7
Diluted shares outstanding as adjusted			5.7			5.6			5.7

Diluted EPS - as reported			$1.15			$(3.87)			$(1.62)
Diluted EPS - as adjusted			$(0.73)			$(2.66)			$(2.00)

(1) The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Six months ended
	June 30, 2022			June 30, 2021
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating loss	EBITDA (1)	Net loss
As reported	$0.3	$38.2	$0.1	$(24.0)	$(9.7)	$(51.5)
% of revenue	0.1%	11.7%		(9.5)%	(3.9)%
Restructuring, transaction and other costs	5.1	5.1	5.1	5.2	5.2	5.2
Inventory and other working capital adjustments	(2.1)	(2.1)	(2.1)	1.7	1.7	1.7
Stock-based compensation expense	—	1.8	—	—	3.8	—
Loss on extinguishment of debt	—	—	—	—	5.1	5.1
Loss (gain) on foreign exchange, net (2)	—	(18.6)	(18.6)	—	2.5	2.5
As adjusted (1)	$3.3	$24.4	$(15.5)	$(17.1)	$8.6	$(37.0)
% of revenue	1.0%	7.5%		(6.8)%	3.4%

Diluted shares outstanding as reported			5.9			5.6
Diluted shares outstanding as adjusted			5.7			5.6

Diluted EPS - as reported			$0.01			$(9.15)
Diluted EPS - as adjusted			$(2.72)			$(6.61)

(1) The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	June 30, 2022	June 30, 2021	March 31, 2022
EBITDA reconciliation (1)
Net income (loss)	$9.3	$(21.8)	$(9.2)
Interest expense	7.8	7.8	7.6
Depreciation and amortization	9.5	10.5	9.6
Income tax expense	1.7	1.2	1.9
EBITDA	$28.3	$(2.3)	$9.9

(1) The company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 4 - Adjusting Items
	Six months ended
(in millions of dollars)	June 30, 2022	June 30, 2021
EBITDA reconciliation (1)
Net income (loss)	$0.1	$(51.5)
Interest expense	15.5	16.9
Depreciation and amortization	19.1	22.0
Income tax expense	3.5	2.9
EBITDA	$38.2	$(9.7)

(1) The company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 5 - Adjusting items
	Six months ended
(in millions of dollars)	June 30, 2022	June 30, 2021
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$(50.6)	$2.4
Capital expenditures for property and equipment	(3.5)	(0.7)
Proceeds from sale of property and equipment	2.6	2.1
Free cash flow, before acquisitions	$(51.5)	$3.8

(1) The company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	June 30, 2022		June 30, 2021		March 31, 2022
Revenue:	$	%	$	%	$	%
Drilling Technologies	$33.6	19.5%	$27.7	20.1%	$29.2	18.8%
Downhole Technologies	21.4	12.4%	16.6	12.1%	19.6	12.6%
Subsea Technologies	21.5	12.5%	17.3	12.6%	22.5	14.5%
Drilling & Downhole	76.5	44.4%	61.6	44.8%	71.3	45.9%

Stimulation and Intervention	37.4	21.7%	24.3	17.7%	30.1	19.4%
Coiled Tubing	28.7	16.7%	22.2	16.2%	22.4	14.4%
Completions	66.1	38.4%	46.5	33.9%	52.5	33.8%

Production Equipment	16.4	9.5%	17.4	12.7%	15.2	9.8%
Valve Solutions (1)	13.5	7.9%	11.9	8.6%	16.3	10.5%
Production (1)	29.9	17.4%	29.3	21.3%	31.5	20.3%
Eliminations	(0.3)	(0.2)%	—	—%	(0.1)	—%

Total Revenue	$172.2	100.0%	$137.4	100.0%	$155.2	100.0%